EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212061) of Where Food Comes From, Inc. of our report dated February 18, 2021 relating to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Where Food Comes From, Inc., appearing in this Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ Causey Demgen & Moore, P.C.

Denver, Colorado

February 18, 2021